Exhibit 99.3

[2010 Plan]

FORTINET

FORM OF RESTRICTED STOCK UNIT ASSUMPTION AGREEMENT

Dear RSU Holder:

As you may know, on July 8, 2015 (the “Closing Date”), Fortinet, Inc (“Fortinet”) acquired Meru Networks, Inc. (“Meru”) (the “Transaction”), pursuant to the Agreement and Plan of Merger by and among Fortinet, Malbrouck Acquisition Corp., and Meru, dated as of May 27, 2015 (the “Merger Agreement”). On the Closing Date, you held one or more outstanding restricted stock units related to shares of Meru common stock (“Meru Stock”) that were previously granted to you under the Meru Networks, Inc. 2010 Equity Incentive Plan (the “Plan”).

Pursuant to the Merger Agreement, on the Closing Date, Fortinet assumed all obligations of Meru under your outstanding restricted stock unit award(s) that are subject to time-based vesting conditions. This Restricted Stock Unit Assumption Agreement (the “Agreement”) evidences the terms of Fortinet’s assumption of any such time-based restricted stock unit award(s) related to shares of Meru Stock granted to you under the Plans (the “Meru RSUs”) and documented by a restricted stock unit agreement(s) and any amendment(s) entered into by and between you and Meru (collectively, the “RSU Agreement(s)”), including the necessary adjustments for assumption of the Meru RSUs that are required by the Transaction. A more detailed summary is included in the S-8 Prospectus attached hereto.

On the Closing Date, as a continuing employee, each outstanding Meru RSU that was unexpired and outstanding immediately prior to the Closing Date, will be automatically assumed by Fortinet in accordance with the terms of the Merger Agreement, and each such Meru RSU will thereafter constitute an RSU (a “Fortinet RSU”) to acquire shares of Fortinet’s common stock, (“Fortinet Stock”) upon settlement of the Fortinet RSU in accordance with its terms. Each such Fortinet RSU will continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements, termination provisions and other terms and conditions set forth in the Plan and the applicable RSU Agreement as are in effect immediately prior to the Closing Date), except that such Fortinet RSU shall represent the right to receive on settlement that number of whole shares of Fortinet Stock equal to the product (rounded down to the next whole number of shares of Fortinet Stock, with no cash being payable for any fractional share eliminated by such rounding) of (A) the number of shares of Meru Stock that were issuable upon settlement of such RSU immediately prior to the Closing Date multiplied by (B) an exchange ratio. The exchange ratio is 0.0388712, which is the quotient of (i) $1.63 (the offering price for each share of Meru Stock in the Transaction) divided by (ii) the volume-weighted average sale price for a share of Fortinet Stock as quoted on the NASDAQ Global Select Market for the 10 consecutive trading days ending with the trading day three trading days prior to the Closing Date.

To illustrate, by way of example only, assume you have 1,000 Meru RSUs. On the Closing Date, your 1000 Meru RSUs would convert into 38.8712 Fortinet RSUs, with each Fortinet RSU representing the right to receive one share of Fortinet Stock for each Fortinet RSU on settlement.

If you have any questions regarding this Agreement or your assumed Fortinet RSUs, please contact Robert Turner at (408) 235-7700 x81815.

ATTACHMENTS

Exhibit A - Form S-8 Prospectuses

[2013 Plan]

FORTINET

FORM OF RESTRICTED STOCK UNIT ASSUMPTION AGREEMENT

Dear RSU Holder:

As you may know, on July 8, 2015 (the “Closing Date”), Fortinet, Inc (“Fortinet”) acquired Meru Networks, Inc. (“Meru”) (the “Transaction”), pursuant to the Agreement and Plan of Merger by and among Fortinet, Malbrouck Acquisition Corp., and Meru, dated as of May 27, 2015 (the “Merger Agreement”). On the Closing Date, you held one or more outstanding restricted stock units related to shares of Meru common stock (“Meru Stock”) that were previously granted to you under the Meru Networks, Inc. 2013 New Employee Stock Inducement Plan (the “Plan”).

Pursuant to the Merger Agreement, on the Closing Date, Fortinet assumed all obligations of Meru under your outstanding restricted stock unit award(s) that are subject to time-based vesting conditions. This Restricted Stock Unit Assumption Agreement (the “Agreement”) evidences the terms of Fortinet’s assumption of any such time-based restricted stock unit award(s) related to shares of Meru Stock granted to you under the Plans (the “Meru RSUs”) and documented by a restricted stock unit agreement(s) and any amendment(s) entered into by and between you and Meru (collectively, the “RSU Agreement(s)”), including the necessary adjustments for assumption of the Meru RSUs that are required by the Transaction. A more detailed summary is included in the S-8 Prospectus attached hereto.

On the Closing Date, as a continuing employee, each outstanding Meru RSU that was unexpired and outstanding immediately prior to the Closing Date, will be automatically assumed by Fortinet in accordance with the terms of the Merger Agreement, and each such Meru RSU will thereafter constitute an RSU (a “Fortinet RSU”) to acquire shares of Fortinet’s common stock, (“Fortinet Stock”) upon settlement of the Fortinet RSU in accordance with its terms. Each such Fortinet RSU will continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements, termination provisions and other terms and conditions set forth in the Plan and the applicable RSU Agreement as are in effect immediately prior to the Closing Date), except that such Fortinet RSU shall represent the right to receive on settlement that number of whole shares of Fortinet Stock equal to the product (rounded down to the next whole number of shares of Fortinet Stock, with no cash being payable for any fractional share eliminated by such rounding) of (A) the number of shares of Meru Stock that were issuable upon settlement of such RSU immediately prior to the Closing Date multiplied by (B) an exchange ratio. The exchange ratio is 0.0388712, which is the quotient of (i) $1.63 (the offering price for each share of Meru Stock in the Transaction) divided by (ii) the volume-weighted average sale price for a share of Fortinet Stock as quoted on the NASDAQ Global Select Market for the 10 consecutive trading days ending with the trading day three trading days prior to the Closing Date.

To illustrate, by way of example only, assume you have 1,000 Meru RSUs. On the Closing Date, your 1000 Meru RSUs would convert into 38.8712 Fortinet RSUs, with each Fortinet RSU representing the right to receive one share of Fortinet Stock for each Fortinet RSU on settlement.

If you have any questions regarding this Agreement or your assumed Fortinet RSUs, please contact Robert Turner at (408) 235-7700 x81815.

ATTACHMENTS

Exhibit A - Form S-8 Prospectuses